UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2013

Toll Brothers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 12, 2013, Toll Brothers Finance Corp. (the “Issuer”), a wholly-owned subsidiary of Toll Brothers, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the Company, as guarantor, and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein (the “Underwriters”), with respect to a public offering of $350,000,000 aggregate principal amount of 4.000% Senior Notes due 2018 and $250,000,000 aggregate principal amount of 5.625% Senior Notes due 2024 of the Issuer, guaranteed by the Company and certain of its subsidiaries (the “Offering”). The closing of the Offering is subject to the satisfaction of customary closing conditions as set forth in the Underwriting Agreement, and is expected to occur on or about November 21, 2013.

The Offering was made pursuant to a prospectus supplement dated November 12, 2013, filed as part of the Company’s Registration Statement on Form S-3 (File No. 333-178130), filed with the Securities and Exchange Commission on November 23, 2011.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated by reference herein.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d). Exhibits

Exhibit No.	Item

1.1	Underwriting Agreement, dated November 12, 2013, among Toll Brothers Finance Corp., Toll Brothers, Inc., as guarantor, and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated: November 15, 2013	By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President,
Chief Accounting Officer

Exhibit Index

Exhibit No.	Item

1.1	Underwriting Agreement, dated November 12, 2013, among Toll Brothers Finance Corp., Toll Brothers, Inc., as guarantor, and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein.